Exhibit 23.2

[LETTERHEAD OF JOHN T. BOYD COMPANY]

March 2, 2021
File: 3555.010

CONSENT OF JOHN T. BOYD COMPANY TO BE NAMED IN REGISTRATION STATEMENT

Ladies and Gentlemen,

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (the “Quarterly Reports”). We hereby further consent to (i) the use in the Annual Report and the Quarterly Reports of information relating to our original reports setting forth the estimates of reserves of Smart Sand, Inc. dated May 16, 2012, November 14, 2013, and February 8, 2017 (relating to reserves at the Oakdale facility), August 26, 2014 (relating to reserves at the Hixton property), February 26, 2021 (relating to reserves at the Utica facility) and February 26, 2021 (relating to reserves at the New Auburn facility) as well as the reserve letters for each of these locations as of December 31, 2020 and (ii) the incorporation by reference in the Registration Statement on Form S-3 (No. 333-251915) of Smart Sand, Inc., including any amendment thereto, any related prospectus and any related prospectus supplement of such information.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

/s/ Ronald L. Lewis_____________
Ronald L. Lewis
Managing Director and COO